Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-57267) pertaining to the Retirement Savings Plan of Bank of Hawaii, of our report dated June 15, 2006 with respect to the financial statements and supplemental schedules of the Bank of Hawaii Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Honolulu, Hawaii

June 29, 2006